NETWORK SYSTEMS INTERNATIONAL, INC.

                      CONSULTING AGREEMENT

      AGREEMENT, dated as of the 1st day of June, 1999, by and between NETWORK SYSTEMS INTERNATIONAL, INC., a Nevada corporation with its principal office at 200 North Elm Street, Greensboro, North Carolina (the "Company"), and E. W. MILLER, JR., a resident of Greensboro, North Carolina (the "Consultant").

                      W I T N E S S E T H:

      WHEREAS, the Consultant is currently employed by Network Information Services, Inc., a wholly owned subsidiary of the Company (the "Subsidiary"; the Company and the Subsidiary shall hereinafter be collectively referred to as the "Affiliated Companies"), under the terms of an employment agreement between the Subsidiary and the Consultant dated the 19th day of April, 1996 (the "Employment Agreement"); and

      WHEREAS, the Subsidiary and the Consultant desire to terminate the Employment Agreement; and

     WHEREAS, the Company and the Consultant desire to enter into an agreement for the Consultant to render consulting and advisory services to the Company; and

       WHEREAS, the Consultant is willing to provide such consulting and advisory services to the Company, and the Company is willing to retain the Consultant to render such consulting and advisory services, pursuant to the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant agree as follows:

     1. Engagement as Consultant. The Company hereby engages the Consultant to render consulting and advisory services, and the Consultant hereby accepts such engagement, under the terms and conditions hereinafter set forth.

     2. Services. The Consultant agrees that he will furnish to the Company such consulting and advisory services pertaining to the business of the Company as the Board of Directors (the "Board") or the Chairman of the Board of the Company may
reasonably request. It is understood and agreed that the services to be rendered by the Consultant hereunder will include, without limitation, services similar to the Affiliated Companies' past operating procedures, relationships with customers and suppliers, and sales and marketing activities. During the term of this Agreement, the Consultant shall devote such time as may be reasonably requested from time to time by the Board or the Chairman of the Board to the business and affairs of the Company and shall use his best efforts to discharge such responsibilities. The Consultant also agrees to continue to serve as a member of the Board during the term of this Agreement as long as the Consultant is nominated and elected to such position by the shareholders of the Company in accordance with the Articles of Incorporation and the Bylaws of the Company.

     3.    Term.  The term of this Agreement shall commence as of
the date hereof and shall continue in effect for a period of five
(5)  years;  provided,  however,  that  this  Agreement  may   be
terminated pursuant to paragraph 9 hereof.

     4.   Termination of Employment Agreement; Release.

         (a) Termination. The Consultant and the Subsidiary hereby agree to terminate the Employment Agreement.

          (b) Release. The Consultant hereby releases the Affiliated Companies and all other persons from any and all liability or anything  done  or  not done by the Affiliated  Companies  or  by
anyone  acting  for  the  Affiliated  Companies,  prior  to   and
including  the date of this Agreement, and the Consultant  hereby agrees not to sue the Affiliated Companies or anyone who acted or failed  to act for the Affiliated Companies to enforce  any  such liability or to seek damages for any such act or failure  to  act
(the  "Release").  The Consultant understands that  this  Release covers,  but is not limited to, all contract claims,  all  claims for  wages  or  other  compensation,  and  all  claims  based  on allegations  of  discrimination whether  based  on  race,  color, religion,  sex,  national origin, handicap,  disability  or  age, whether arising under the Age Discrimination in Employment Act of
1967,  as  amended, 29 U.S.C. Section 621, et seq., the Americans with  Disabilities  Act, 42 U.S.C. Section 12101,  et  seq.,  the
North  Carolina  Handicapped  Persons  Protection  Act,  N.C.G.S.
Section 168A-1, et seq., or any other state or federal statute or the common law. The Consultant also understands that this Release applies to any and all other claims that he may have arising  out of  any  of the terms and conditions of his employment  with  the
Subsidiary,  including the termination of that  employment.   The
Consultant  understands that the parties  hereby  released  admit absolutely no liability of any sort, but specifically  deny  that they  have  discriminated against him in any  of  the  terms  and conditions of his employment, whether on grounds of race,  color, religion, sex, national origin, age, disability, or otherwise, or
have   otherwise   violated   his  statutory,   common   law   or
constitutional rights, and they have made no agreement or promise to do or omit to do any act or thing not herein set forth. The
Consultant further understands that the consideration provided for pursuant to this Agreement is provided to address any controversy and claims whatsoever, whether known or unknown, in any way growing out of or connected with anything done, omitted or suffered to be done by and of the parties hereby released, prior to and including the date hereof.

     5.   Compensation.

          (a) Put Right. During the term of this Agreement, for each period of twelve (12) days that begins on the third day after the Company announces its quarterly earnings from the previous fiscal quarter of the Company (each an "Earnings Announcement") and ends two (2) weeks after the Company makes such an Earnings Announcement, the Consultant shall have the right, exercisable by notice in writing to the Company (each an "Exercise Notice"), to require the Company to purchase from the Consultant up to a maximum of ten thousand (10,000) shares of the capital stock of the Company owned by the Consultant (the "Consultant Shares") at a purchase price of Four Dollars ($4.00) per share. Each Exercise Notice shall set forth the number of the Consultant Shares, up to a maximum of ten thousand (10,000) Consultant Shares per Exercise Notice, that the Consultant requires the Company to purchase pursuant to this paragraph 5(a) (the "Put Shares"). If so requested pursuant to an Exercise Notice, the Company agrees to purchase the Put Shares. A failure by the Consultant to give an Exercise Notice during such period of twelve (12) days period shall be deemed a rejection by the
Consultant of his right for such fiscal quarter to require the Company to purchase the Put Shares. Notwithstanding the foregoing, if the Consultant sells, transfers or otherwise disposes of (other than by gift to a Family Member or to a
Charity) any of the Consultant Shares in an open market transaction (including, without limitation, in any transaction on the NASDAQ Exchange) during any fiscal quarter of the Company, then the number of Consultant Shares which the Consultant shall have the right to require the Company to purchase under this paragraph 5(a) for such fiscal quarter shall be reduced by the number of Consultant Shares which were sold, transferred or otherwise disposed of.

          (b) Initial Put. Notwithstanding the foregoing, for the period related to the fiscal quarter of the Company ended March 31, 1999, the Consultant shall have the right, exercisable by notice in writing to the Company (the "Initial Exercise Notice"), to require the Company to purchase from the Consultant up to a maximum of ten thousand (10,000) shares of the Consultant Shares at a purchase price of Four Dollars ($4.00) per share. The Consultant must exercise his rights pursuant to this paragraph 5(b), if at all, by giving the Company the Initial
Exercise  Notice  no  later  than July  15,  1999.   The  Initial
Exercise Notice shall set forth the number of the Consultant Shares, up to a maximum of ten thousand (10,000) Consultant
Shares, that the Consultant requires to Company to purchase pursuant to this paragraph 5(b) (the "Initial Put Shares"). If so requested pursuant to the Initial Exercise Notice, the Company agrees to purchase the Initial Put Shares. A failure by the Consultant to give the Initial Exercise Notice by July 15, 1999, shall be deemed a rejection by the Consultant of his right to require the Company to purchase the Initial Put Shares for the period related to the fiscal quarter of the Company ended March 31, 1999.

          (c)   Conditions.  Notwithstanding the  foregoing,  the
Company's  obligation  to  purchase  the  Put  Shares  from   the
Consultant pursuant to this paragraph 5 is expressly conditioned upon the following:

               (i) Such purchase will not contravene, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Company or any of its subsidiaries or affiliates under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, partnership agreement, corporate charter or bylaws, or any other agreement or instrument to which the Company or any of its subsidiaries or affiliates is bound or by which the Company or any of its subsidiaries or affiliates or any of their respective properties may be bound or affected (a "Breach"); provided that the Company shall have used its reasonable efforts to obtain a waiver of any such contravention, breach or default or an amendment of any such instruments (a "Waiver");

               (ii) The Company shall have secured financing for the purchase of such Put Shares on terms reasonably acceptable to the Company (the inability to satisfy this condition being referred to as a "Lack of Financing"); provided that the Company shall have used its reasonable, good faith efforts to secure financing for the purchase on terms reasonably acceptable to the Company ("Purchase Financing"); and

                    (iii) Such purchase, at the time made, shall not be prohibited by law.

      In connection with the condition described under paragraph 5(c)(i) above and the Breach referred to therein, the Company warrants and represents to the Consultant that, to the best knowledge of the Company's officers, at the time of entering into this Agreement, the purchase of ten thousand (10,000) shares of Consultant Shares per fiscal quarter will not cause a Breach under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, partnership agreement, corporate charter or bylaws, or any other agreement or instrument by which any of the Affiliated Companies is currently bound. The Company also represents and warrants to the Consultant that it is not in the process of entering into any such arrangement and has no current plans to enter into any arrangement that will result in a Breach. In the event that the Company signs any loan agreement or enters into any other arrangement that will result in a Breach, the Company will immediately notify the Consultant in writing of such agreement or arrangement.

          (d) Postponement of Purchase. Notwithstanding the foregoing, the Company shall be entitled to postpone the purchase of the Put Shares during the existence of any of the following conditions: (i) a Registration Period (as defined below), (ii) a Quiet Period (as defined below), (iii) a Breach would occur as a result of the purchase, or (iv) a Lack of Financing. Within thirty (30) days after such Registration Period or Quiet Period expires, or within thirty (30) days after the Company obtains a Waiver or Purchase Financing which removes the Breach or Lack of Financing condition, the Company shall purchase from the Consultant that number of Put Shares specified in any applicable Exercise Notice given to the Company, if the Exercise Notice otherwise satisfies the terms of paragraph 5(a) hereof.

          (e)   Assignment.  After the Company has  received  the
Exercise Notice from the Consultant for a fiscal quarter, the Company shall have the right, in its sole discretion, to assign its obligation to purchase all or any portion of the Put Shares applying to such fiscal quarter to any person or entity desiring to purchase such Put Shares (the "Assignee"); provided, however, that the following shall be conditions to any such assignment:
(i) there shall be no assignment to any such person or entity unless the Company makes a good faith determination that such person or entity has the financial ability to meet the obligation to purchase the Put Shares; (ii) within five (5) business days after the date of any such assignment, the Company shall give to the Consultant written notice of such assignment, including the name and address of the Assignee; (iii) the Assignee shall be required to purchase such Put Shares in accordance with the terms of conditions of this paragraph 5 (excluding the conditions of paragraphs 5(c)(i) and 5(c)(ii) above and excluding any right to postpone the purchase under paragraph 5(d)), to the same extent as the Company would have been required to purchase the Put
Shares under this paragraph 5; (iv) notwithstanding any assignment, the place of closing shall continue to be as specified in paragraph 5(f); (v) in the event that the Assignee fails to purchase the Put Shares and deliver the entire purchase price to the Consultant within three (3) weeks from the date that the Company receives the Exercise Notice, then the Company shall be required to purchase the Put Shares within five (5) days of the date that the Assignee was required to complete the purchase (provided, however, that the Company's obligation to purchase the Put Shares is subject to the provisions of paragraph 5(c) above); and (vi) the Company may only assign its obligation to purchase Put Shares with respect to any fiscal quarter after the Consultant delivers the Exercise Notice to the Company with respect that particular fiscal quarter.

          (f) Closing. The closing of the purchase and sale transaction of the Initial Put Shares pursuant to paragraph 5(b) hereof shall be held at the principal office of the Company on a date designated by the Company; provided, however, that the closing date shall be no more than one (1) week from the date the Company receives the Initial Exercise Notice. The closing of any purchase and sale transaction of Put Shares pursuant to paragraph 5(a) hereof shall be held at the principal office of the Company on a date designated by the Company; provided, however, that the closing date shall occur before the later of: (i) three (3) weeks from the date the Company receives the Exercise Notice, or (ii) thirty (30) days from the expiration of any applicable Registration Period or Quiet Period, or (iii) thirty (30) days from the date the Company obtains a Waiver or Acceptable Financing which removes a Breach or Lack of Financing condition as specified in paragraph 5(c) above. At the closing of any purchase and sale transaction as provided in this paragraph 5, the Consultant shall deliver to the purchaser, upon tender of the purchase price, certificates evidencing the Put Shares or the Initial Put Shares (as appropriate), duly endorsed for transfer and with any necessary documentary stamps attached, and such other documentation as may be reasonably requested by the purchaser for the purpose of effecting the purchase.

          (g) Separate Put Agreement Upon Termination. Upon termination or expiration of this Agreement due to the Consultant's disability pursuant to paragraph 9(b) hereof or due to the expiration of the term of this Agreement pursuant to paragraph 3 hereof, the Consultant or his personal representative shall have the right, exercisable by notice in writing to the Company within sixty (60) days of such termination or expiration, to require the Company to enter into a separate put agreement (the "Put Agreement") with the Consultant with terms and conditions substantially similar to those as provided for in paragraphs 5, 9(e), 15, 16, 17, 18, 19, 20, 21 and 22 hereof. In addition to the foregoing, the Put Agreement shall specifically provide that it shall terminate and the Consultant's put option shall expire at the earlier of: (i) eight (8) years from the date of the Put Agreement, (ii) the death of the Consultant, or (iii) the date on which the Consultant has sold, transferred, or otherwise disposed of (other than by gifts to Family Members and/or Charities) after the date of this Agreement a total of more than five hundred thousand (500,000) shares of the Consultant Shares (including, without limitation, the sale of Put Shares in accordance with the terms of the Consultant's rights pursuant to this paragraph 5).

          (h) Definitions. Whenever any of the terms set forth below is used in this paragraph 5, it shall have the following meaning:

                (i)   "Registration Period" shall mean, with
     respect to the Company, that there has been an organizational meeting with underwriters regarding a proposed public offering of the Company's securities, and the Company is actively pursuing the consummation of such public offering.

                (ii)       "Quiet  Period"  shall  mean  any
     period of time during which insiders of the Company (including, but not limited to, officers and directors of the Company) are precluded from trading shares of the Company's capital stock. Such period shall be determined by reference to: (A) the rules or guidelines of any public exchange upon which the Company's shares are traded (including, but not limited to, the NASDAQ Exchange), (B) the advice of legal counsel to the Company concerning a provision of any applicable law or regulation (including, but not limited to, the Securities Act of 1933, the Securities Exchange Act of 1934, or the regulations promulgated thereunder), or
     (C) any Company insider trading policy of general applicability to Company insiders (including, but not limited to, officers and directors of the Company).

                (iii) "Family Member" shall include (A) the spouse, any lineal descendant, any sibling and any ancestor of the Consultant and the spouses of any such persons; (B) any trust which is created for the sole lifetime benefit of any one or more of such persons; and (C) any charitable remainder trust or charitable lead trust under which all of the beneficiaries are either the Consultant or a Family Member.

                 (iv) "Charity" shall mean any organization described in Sections 170(b)(1)(A), 170(c), 2055(a) and
     2522(a) of the Internal Revenue Code of 1986, as amended.

     6.    Benefits.   During the period of his engagement  under
this Agreement, the Consultant shall be entitled to the following benefits:

          (a) The Company shall provide the Consultant a leased automobile consistent with the automobiles provided to the senior executives of the Company. The Company shall pay for expenses associated with the operation of such automobile pursuant to the Company's existing leased automobile plan for senior executives, as may be revised from time to time by the Company.

          (b) The Consultant shall be entitled to reimbursement for all reasonable, out-of-pocket expenses incurred by him associated with the Consultant's use of: (i) a separate home telephone line, and (ii) a cellular telephone. The Consultant shall be entitled to such reimbursement upon presentation by the Consultant to the Company, from time to time, of an itemized account of such expenses and appropriate documentation therefor.

           (c) The Company shall provide the Consultant with the use of: (i) a personal computer, (ii) a computer printer, and
(iii) a facsimile machine (collectively, the "Office Equipment") for use at Consultant's home or at such other locations as he may choose. The Company shall pay for the purchase of such Office Equipment, as well as the business expenses associated with the Consultant's use of such Office Equipment.

           (d) The Company shall provide the Consultant with a term life insurance policy (with premiums thereon paid by the Company) with a face amount of at least One Million Dollars ($1,000,000) payable to the beneficiaries designated by the Consultant on terms consistent with the term life insurance policies provided to the senior executives of the Company. Company agrees to cooperate with the Consultant in connection with his personal estate planning as it relates to such life insurance policy and to take such actions as the Consultant may reasonably request regarding the ownership of and beneficiary designation under such policy, including, but not limited to, transferring all ownership rights in such policy to a third party (such as an irrevocable life insurance trust). At the termination of this Agreement, Company shall cooperate with the Consultant in arranging for him to exercise any rights to continue such life insurance policy at the Consultant's expense or to purchase such policy.

           (e) The Company shall provide the Consultant with a health and dental insurance policy (with premiums thereon paid by the Company) in accordance with the terms of the Company's existing health and dental insurance benefits plan, as may be revised from time to time by the Company. At such time as this Agreement terminates, Company shall continue to provide health and dental insurance coverage for the Consultant (with premiums paid by the Company) until he attains age sixty-five (65) under the Company's then existing health and dental insurance plan or under another plan with comparable benefits; provided, however, that Consultant shall reimburse the Company for the actual cost of coverage for any dependents of Consultant covered under any such policy.

           (f) The Company shall provide the Consultant with a disability insurance policy (with premiums thereon paid by the Company) in accordance with the terms of the Company's existing group disability insurance benefits plan, as may be revised from time to time. In addition, the Company shall pay the premiums for the Consultant's individual disability policy as it now exists.

           (g) The Company shall pay on behalf of the Consultant the reasonable legal fees (but not more than the attorneys' usual hourly charges for actual work performed) and other reasonable expenses associated with revising and updating the personal estate plan of the Consultant and his spouse, including wills and/or revocable living trusts (with credit shelter provisions), durable powers of attorney, health care powers of attorney, living wills, irrevocable life insurance trust and family limited partnership, if deemed appropriate. Such benefit will pay for costs incurred within one (1) year after the date of this Agreement by any attorney selected by the Consultant.

     7. Business Expense Reimbursements. During the period of his engagement under this Agreement, the Consultant shall be entitled to reimbursement for all reasonable, out-of-pocket expenses incurred by him in performing services hereunder, provided that such expenses are incurred in accordance with the applicable policies of the Company and at the request of the Company. The Consultant shall be entitled to such reimbursement upon presentation by the Consultant to the Company, from time to time, of an itemized account of such expenses and appropriate documentation therefor.

     8. Indemnification. The Consultant shall have rights to indemnification and advancement of expenses to the maximum extent allowed by applicable law. The Company shall maintain directors' and officers' liability coverage for the Consultant to the same extent as provided generally to other directors of the Company.

     9.   Termination of Consulting Relationship.

           (a) Death. In the event of the death of the Consultant during his engagement as a consultant under this Agreement, this Agreement shall terminate and any rights and benefits the Consultant or his estate or any other person may have under benefit plans and programs of the Company described in paragraph 6 hereof shall be determined in accordance with the terms of such plans and programs. Except as provided in this paragraph 9(a), neither the Consultant's estate nor any other person shall have any rights or claims against the Company in the event of the death of the Consultant during the term of this Agreement.

           (b) Long-Term Disability. In the event of the Consultant's disability (as that term is hereinafter defined) during his engagement as a consultant under this Agreement, the engagement of the Consultant to render consulting and advisory services to the Company and this Agreement may be terminated by the Company. Upon termination of the Consultant's engagement under this Agreement by reason of disability pursuant to this paragraph 9(b), the Consultant shall be entitled to benefits pursuant to paragraph 6 hereof in accordance with and subject to the terms and provisions of the Company's disability plans in effect at the time of the commencement of disability. For purposes of this Agreement, "disability" shall have the same
meaning   as  given  that  term  under  the  Company's  long-term
disability plan as in effect from time to time; provided, however, that if the Company does not have such a long-term disability plan in effect at the time of the Consultant's disability, the term "disability" shall mean the determination in good faith by the Board, after written notice and opportunity to be heard has been given to the Consultant, that the Consultant has become disabled or incapacitated and as a result he is unable to perform his duties under this Agreement. Any rights and benefits the Consultant may have pursuant to paragraph 6 hereof under benefit plans and programs of the Company in the event of the Consultant's disability shall be determined in accordance with the terms of such plans and programs. Except as provided in this paragraph 9(b), neither the Consultant nor his estate, or any other person, shall have any rights or claims against the Company in the event of the termination of this Agreement by reason of disability.

           (c) Termination for Cause. Nothing herein shall prevent the Company from terminating the Consultant's engagement as a consultant under this Agreement for Cause (as that term is hereinafter defined). Upon termination for Cause, any rights and benefits the Consultant may have pursuant to paragraph 6 hereof under benefit plans and programs of the Company following a termination of this Agreement for Cause shall be determined in accordance with the terms of such plans and programs. For purposes of this Agreement, termination for Cause shall mean:

                (i)  termination due to (x) willful or gross
     neglect of duties for which engaged, or (y) willful misconduct in the performance of duties for which engaged, in either such instance so as to cause material harm to the Company, all such facts to be determined in good faith by the Board;

                (ii)  termination  due to  the  Consultant's
     committing fraud, misappropriation or embezzlement in the performance of his duties as a consultant of the Company; or

               (iii)     termination due to the Consultant's
     committing any felony for which he is convicted and which, as determined in good faith by the Board, constitutes a crime involving moral turpitude.

          (d) Voluntary Termination. The Consultant may terminate this Agreement at any time upon ninety (90) days prior written notice to the Company; provided, however, that the Company, in its discretion, may cause such termination to be effective at any time during the ninety (90) day period. In the event of such a voluntary termination of this Agreement, neither the Consultant nor any other person shall have any rights or claims against the Company.

           (e) Company Option to Terminate. In the event that, during the term of this Agreement, the Consultant sells, assigns, transfers, makes a gift of or otherwise disposes of (other than by gifts to Family Members and/or Charities) a total of more than five hundred thousand (500,000) shares of the Consultant Shares (including, without limitation, sales of Put Shares pursuant to paragraph 5 hereof), the Company shall have the option to terminate this Agreement upon written notice to the Consultant.

     10.  Covenant Not to Compete.

           (a) The Consultant promises and agrees that until the expiration of one (1) year following the termination or expira tion for any reason of his engagement by the Company as a consultant, he will not, either directly or indirectly within the United States:

                 (i)   Own,  manage,  operate,  control,  be
     employed by, render consulting or advisory services to, participate in or be connected in any management or control of any business that is then engaged, in competition with the Company or any of its subsidiaries or affiliates, in the sale of any products or services sold by the Company or any of its subsidiaries or affiliates at the time of such termination (including, but not limited to, the development and marketing of enterprise software products for complex manufacturers emphasizing sales order processing, enterprise resource planning, manufacturing execution, and distribution management), unless his duties, responsibilities and activities for or on behalf of such business are not related in any way to the sale of any such products or services;

                (ii)  Influence or attempt to influence  any
     customer of the Company or any of its subsidiaries or affiliates to discontinue its purchases of any product or service sold by the Company or any of its subsidiaries or affiliates at the time of termination of his engagement by the Company as a consultant or to divert such purchases to any other person, firm, or corporation;

                (iii)     Interfere with, disrupt or attempt
     to disrupt the relationship, contractual or otherwise, between the Company or any of its subsidiaries or affiliates and any of its respective suppliers, distributors, lessors, or licensors; or

                (iv) Solicit any employee of the Company  or
     any of its subsidiaries or affiliates, whose base annual salary at the time of the Consultant's termination was Thirty Thousand Dollars ($30,000) or
     more,   to   work  for  any  other  person,   firm   or
     corporation.

      For purposes of this paragraph 10(a), "competition with the Company or any of its subsidiaries or affiliates" shall mean direct competition for customers of products or services of the kind described above in any geographic area in which the Company or any of its subsidiaries or affiliates is engaged, directly or indirectly, in selling or attempting to sell such products or services.

      The Consultant understands and agrees that the Company and its affiliates conduct business throughout the United States, and that each of the provisions of this paragraph 10 (including without limitation, its scope, geographic limitations and time period covered) are reasonable and necessary for the protection of the Company and its affiliates and of their legitimate business interests.

           (b) It is the desire and intent of the parties that the provisions of this paragraph 10 shall be enforced to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this paragraph 10 shall be adjudicated to be invalid or unenforceable, such adjudication shall apply only with respect to the operation of that portion in the particular jurisdiction in which such adjudication is made, and all other portions shall continue in full force and effect.

     11.  Confidential Information; Rights to Materials.

            (a)    Confidential  Information.    The   Consultant
recognizes and acknowledges that in his prior relationship with the Affiliated Companies as an employee under the Employment Agreement and during the performance of his consulting and advisory services under this Agreement, the Consultant had and will have ready access to certain proprietary and confidential information and know-how of the Affiliated Companies relating to the Affiliated Companies' business, products, financial status, performance and operations, and that the Consultant's engagement to render consulting and advisory services to the Company creates a relationship of confidence and trust with respect to such proprietary and confidential information and know-how. The Consultant promises and agrees that he will not, either during the term of this Agreement or at any time thereafter, disclose to any person not employed by the Affiliated Companies, or not engaged to render services to the Affiliated Companies, or use, for himself or any other person, firm, corporation or entity, any confidential information of the Affiliated Companies obtained by him while in the employ of the Subsidiary or while engaged by the Company to render consulting and advisory services, including, without limitation, any of the Affiliated Companies' methods, processes, techniques, shop practices, formulae, research data, marketing and sales information, personnel data, customer lists, financial data, plans, know-how, trade secrets, and proprietary information of the Affiliated Companies; provided, however, that this provision shall not preclude the Consultant from use or disclosure of information known generally to the public (other than information known generally to the public as a result of a violation of this paragraph 11(a) by the Consultant), from use or disclosure of information acquired by the Consultant outside of his affiliation with the Affiliated Companies, from disclosure required by law or court order, or from disclosure or use appropriate and in the ordinary course of carrying out the consulting and advisory services hereunder. The Consultant agrees that he will not copy any such information or materials or divulge the same or any part thereof to any person, firm, corporation or organization or use such information or materials, either for himself or for the benefit of any third party, whether in competition with the Affiliated Companies or otherwise, except as is necessary in the ordinary course of the Consultant's engagement by the Company. Upon termination of this Agreement, for whatever reason, or upon the prior demand of the Company, the Consultant will immediately return to the Company all confidential information and material then in the Consultant's possession or control relating to the Affiliated Companies' business, financial status, performance or operations.

           (b) Rights to Materials. The Consultant further promises and agrees that, upon termination of his engagement as a consultant for whatever reason and at whatever time, he will not take with him, without the prior written consent of an officer authorized to act in the matter by the Board, any records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents, specifications, and the like (or any copies thereof) relating to the business of the Company or any of its subsidiaries or affiliates.

     12. New Developments. The Consultant hereby further agrees that during the course of his engagement as a consultant hereunder, he will promptly disclose to the Company any and all improvements, inventions, developments, discoveries, innovations, systems, techniques, ideas, processes, programs, and other things that may be of assistance to the Company, whether patentable or unpatentable, that (a) relate to the Company's business or actual or demonstrably anticipated research or development, or
(b) result from any work performed by the Consultant for the Company, or (c) are developed on the Company's time or using the Company's equipment, supplies, facilities or trade secret information, and that is made or conceived by the Consultant, alone or with others, while engaged to render consulting and advisory services for the Company (collectively referred to hereinafter as the "New Developments"). The Consultant acknowledges and agrees that New Developments shall include any and all improvements, inventions, developments, discoveries, innovations, systems, techniques, ideas, processes, programs, and other things that may be of assistance to the Company, whether patentable or unpatentable, developed by the Company, the
Subsidiary and/or the Consultant prior to the date hereof. The Consultant further agrees that all New Developments shall be and remain the sole and exclusive property of the Company and that he shall, upon the request of the Company, and without further compensation, do all things reasonably necessary to insure the Company's ownership of such New Developments, including, without limitation, the execution of any necessary documents assigning and transferring to the Company and its assigns all of the
Consultant's rights, title and interest in and to such New Developments, and the execution of all necessary documents required to enable the Company to file and obtain patents in the United States and foreign countries on any of such New
Developments. The Consultant agrees that his obligations pursuant to this paragraph 12 shall continue beyond the termination of the Consultant's engagement to render consulting and advisory services to the Company. In the event that the Consultant is unable or unavailable or shall unreasonably refuse to sign any lawful or necessary document required in order for the Company to apply for and obtain a patent or patents with respect to a New Development (including applications therefor or renewals, extensions, divisions or continuations thereof), the Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Consultant's agents and attorneys-in-fact to act for and in the Consultant's behalf, and in his place and stead, to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents with respect to such New Developments with the same legal force and effect as if executed by the Consultant.

     13. Injunctive Relief. The Consultant acknowledges and agrees that the rights of the Company under paragraphs 10, 11 and 12 of this Agreement are of a specialized and unique character and that immediate and irreparable damage will result to the Company if the Consultant fails or refuses to perform his obligations under this Agreement, and notwithstanding any election by the Company to claim damages from the Consultant as a result of such failure or refusal, the Company may, in addition to any such other remedies and damages available, seek an injunction in a court of competent jurisdiction to restrain any such failure or refusal by the Consultant to perform or comply with the Consultant's obligations hereunder.

     14. Relationship Created. It is understood and agreed that in acting pursuant to this Agreement, the Consultant shall be an independent contractor and not an employee of the Company. Accordingly, the Company shall not withhold any state or federal income taxes, social security or other taxes from amounts paid to the Consultant, nor shall it make any workers' compensation or unemployment benefit payments, contributions or payroll tax payments on behalf of the Consultant. The Consultant agrees to hold the Company harmless for any and all expense, liability or responsibility arising from failure to withhold such taxes and social security payments or make any such workers' compensation or unemployment benefit payments, contributions or payroll tax payments.

     15. Capital Adjustments; Antidilution. In the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the common stock of the Company is substituted, combined, or changed into any cash, property, or other securities, or the common stock is changed into a greater or lesser number of shares of common stock, (i) the number and/or kind of shares and/or interests subject to the Consultant's put right as provided for in paragraph 5 hereof, (ii) the number and/or kind of shares and/or interests subject to the Company's option to terminate pursuant to paragraph 9(e) hereof, and (iii) the per share price or value thereof, shall be appropriately and equitably adjusted by the Company to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated.

     16. Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of North Carolina, County of Guilford, or, if it has or can acquire jurisdiction, in the United States District Court for the Middle District of North Carolina, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

     17. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Consultant and his personal representatives, estate and heirs and the Company and its successors and assigns, including without limitation any corporation or other entity to which the Company may transfer all or substantially all of its assets and business (by operation of law or otherwise) and to which the Company may assign this Agreement. The Consultant may not assign this Agreement or any part hereof without the prior written consent of the Company, which consent may be withheld by the Company for any reason it deems appropriate.

     18. Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the engagement of the Consultant by the Company to render consulting and advisory services and supersedes and replaces all other understandings and agreements, whether oral or in writing, previously entered into by the parties with respect to such engagement.

     19. Amendment; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modifica tion or waiver is agreed to in writing and signed by the Consultant and by a duly authorized officer of the Company. No waiver by either party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of any other breach.

     20. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission, sent by certified, registered or express mail, or by Federal Express or other overnight courier, postage or other charges prepaid. Any such notice shall be deemed given on the date so delivered personally, or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mail, or, if sent by overnight courier, the day after delivery to the overnight courier, addressed as follows:

          If to the Company:

          Network Systems International, Inc.
          200 North Elm Street
          Greensboro, North Carolina 27401
          Attention: President

          If to the Consultant:

          E. W. Miller, Jr.
          200 North Elm Street
          Greensboro, North Carolina 27401

      Either party may change its address for purposes of this Agreement by notice given in compliance with this paragraph 20.

     21. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal, or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     22. Governing Law; Arbitration. This Agreement shall be governed and construed in accordance with the laws and judicial decisions of the State of North Carolina applicable to agreements made and to be performed entirely within such state. Any controversy arising out of or relating to this Agreement or any of the documents provided for herein (including any modifications hereof or thereof) shall be settled by arbitration in Greensboro, North Carolina, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon any award may be entered in any court of competent jurisdiction. The arbitrators in any such controversy (the "Arbitration") shall have no power to alter or modify any express provision of this Agreement or any of the documents provided for herein or to render any award that directly or indirectly effects any such alteration or modification. The parties consent to the application of North Carolina or Federal arbitration statutes and to the jurisdiction of the court of North Carolina or the Federal District Courts in North Carolina, as the case may be, for all purposes in connection with this agreement to arbitrate. Each party to any such arbitration or court proceeding shall bear his or its own attorneys' fees and other costs; provided, however, that the arbitrators may award attorneys' fees and other costs to the prevailing party, if deemed appropriate. Each party hereto shall also have all rights to provisional remedies that he or it would have at law or equity, notwithstanding the existence of this agreement to arbitrate.

     23. Consultation with Counsel, Acceptance and Right to Revoke. The Consultant hereby acknowledges that he understands that he has up to twenty-one (21) days to review this Consulting Agreement (including, but not limited to, the terms and conditions of paragraph 4 hereof) and that he is aware of his right to consult with an attorney of his choosing before signing this Consulting Agreement. Should the Consultant choose to sign this document within the twenty-one (21) day period, he acknowledges that he has carefully read this Consulting Agreement (including, but not limited to, the terms and conditions of paragraph 4 hereof), that he knows and understands the contents of this Consulting Agreement, that he has had ample opportunity to review the terms of this Consulting Agreement, that he is under no pressure to execute this Consulting Agreement, and that he executes this Consulting Agreement of his own free will. The Consultant also acknowledges that he has the option to revoke this Consulting Agreement within seven (7) days following its execution.

     24.   Survival.   The terms of Sections 10, 11,  12  and  13
hereof   shall  survive  termination  for  any  reason  of   this
Agreement.

     25. Expenses. In the event of any litigation between the parties hereto regarding a breach of this Agreement, the prevailing party shall be entitled to award of costs and attorneys fees.

     26. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by less than all, but together signed by all of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                         THE COMPANY:

                         NETWORK SYSTEMS INTERNATIONAL, INC.
(Corporate Seal)         /s/ Christopher N. Baker
                         By: Christopher N. Baker

                         Title: President
ATTEST:

/s/ Michael T. Spohn
Michael T. Spohn, Chief Financial Officer

                              THE CONSULTANT:

                              /s/ E. W. Miller, Jr. (SEAL)
                              E. W. Miller, Jr.


AGREED TO AND ACCEPTED BY:

NETWORK INFORMATION SERVICES, INC.

/s/ Christopher N. Baker
By:  Christopher N. Baker

Title:  President